As filed with the Securities and Exchange Commission on November 5, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADA-ES, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-1457385
(State of Incorporation)	(IRS Employer Identification No.)

9135 South Ridgeline Boulevard, Suite 200,

Highlands Ranch, Colorado 80129

(Address of principal executive offices, including zip code)

ADA-ES, INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plans)

Mark H. McKinnies

9135 South Ridgeline Boulevard, Suite 200,

Highlands Ranch, Colorado 80129

(303) 339-8850

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Julie A. Herzog, Esq.

Kip Wallen, Esq.

SCHUCHAT, HERZOG & BRENMAN, LLC

1900 Wazee Street, Suite 300

Denver, CO 80202

(303) 295-9700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	534,857 Shares (1)	$19.39 (3)	$10,370,878	$1,415 (2)
TOTAL	534,857 Shares		$10,370,878	$1,415

(1)	This registration statement on Form S-8 (the “Registration Statement’) covers 534,857 additional shares of Common Stock, no par value, of ADA-ES, Inc. (the “Registrant” or the “Company”) available for issuance pursuant to awards under the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended (originally the ADA-ES, Inc. 2007 Equity Incentive Plan but amended on August 31, 2010 and as of July 19, 2012, the “2007 Plan”). The Registrant previously filed a registration statement on S-8 (Registration No. 333-144820) on July 24, 2007 (the “Initial Registration Statement”) covering 600,000 shares of Common Stock reserved for issuance pursuant to awards under the 2007 Plan and has granted awards to purchase stock options or restricted stock for a total of 165,143 shares of Common Stock (the “Exempt Shares”) pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”)). On July 19, 2012, the Registrant’s shareholders approved Amendment No. 1 to the 2007 Plan to increase the number of shares of Common Stock authorized for issuance thereunder to 1,300,000 shares. This Registration Statement is being filed to account for those additional shares of Common Stock covered by the amendment less the 600,000 shares covered by the Initial Registration Statement and less the 165,143 Exempt Shares. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2007 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Calculated in accordance with Rule 457(h).
(3)	In accordance with Rules 457(h) and 457(c), this proposed offering price is equal to the average of the high and low prices reported in the consolidated reporting system on November 1, 2012, and is applicable only for purposes of calculating the registration fee.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on Form S-8 is effective. Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (“SEC”) to register 534,857 shares of Common Stock under the Registrant’s 2007 Plan pursuant to Amendment No. 1 of the 2007 Plan approved by the Registrant’s shareholders on July 19, 2012. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Initial Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the Original Registration Statement are incorporated herein by reference. In addition, the following new documents filed with the SEC by the Company are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March, 15 2012, as amended by Form 10-K/A filed on April 30, 2012 and October 19, 2012;

(b)	the Company’s Quarterly Reports for the fiscal quarter ended March 31, 2012, filed with the SEC on May 10, 2012, as amended by Form 10-Q/A filed on October 19, 2012, and the fiscal quarter ended June 30, 2012, filed with the SEC on August 9, 2012, as amended by Form 10-Q/A filed on October 19, 2012;

(c)	The Company’s Current Reports on Form 8-K, filed with the SEC on March 16, 2012, May 22, 2012, June 21, 2012, July 23, 2012, July 31, 2012, August 2, 2012, August 17, 2012, November 2, 2012 and November 5, 2012 (excluding information furnished under Items 2.02, 7.01, and 9.01);

(d)	The Company’s Definitive Proxy Statement for our 2012 Annual Meeting of Shareholders held on July 19, 2012, which was filed with the Commission on June 6, 2012; and

(e)	The description of the Company’s Common Stock contained in our Registration Statement on Form 10-SB filed March 24, 2003, as amended and declared effective by the SEC.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	EXHIBITS

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado, on November 1, 2012.

ADA-ES, Inc.

/s/ Mark H. McKinnies
By:	Mark H. McKinnies
Its:	Senior Vice President, Chief Financial Officer and Secretary

SIGNATURES

(INCLUDING POWER OF ATTORNEY)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Durham and Mark H. McKinnies, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert E. Shanklin	/s/ Walter Phillip Marcum
Robert E. Shanklin, Director	Walter Phillip Marcum, Director
Date: November 1, 2012	Date: November 1, 2012

/s/ Mark H. McKinnies	/s/ Michael D. Durham
Mark H. McKinnies, Senior Vice President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	Michael D. Durham, President, Chief Executive Officer and Director (Principal Executive Officer)
Date: November 1, 2012	Date: November 1, 2012

/s/ Ronald B. Johnson
Jeffrey C. Smith, Director	Ronald B. Johnson, Director
Date: November 1, 2012

/s/ Robert N. Caruso	/s/ Richard Swanson
Robert N. Caruso, Director	Richard Swanson, Director
Date: November 1, 2012	Date: November 1, 2012

/s/ Derek C. Johnson	/s/ A. Bradley Gabbard
Derek C. Johnson, Director	A. Bradley Gabbard, Director
Date: November 1, 2012	Date: November 1, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of ADA-ES (1)

4.2	Second Amended and Restated Bylaws of ADA-ES (2)

4.3	Form of Specimen Common Stock Certificate (3)

4.4	Amended and Restated 2007 Equity Incentive Plan (4)

4.5	Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan (5)

4.6*	Forms of agreements for use under the Amended and Restated 2007 Equity Incentive Plan, as amended

5.1*	Opinion of Schuchat, Herzog & Brenman, LLC as to legality of the shares

23.1*	Consent of Ehrhardt Keefe Steiner & Hottman, PC

23.2*	Consent of Schuchat, Herzog & Brenman, LLC (contained in Exhibit 5.1)

Notes:

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Form 10-QSB for the quarter ended September 30, 2005 filed on November 10, 2005 (File No. 000-50216).
(2)	Incorporated by reference to Exhibit 3.2 to the Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010 (File No. 000-50216).
(3)	Incorporated by reference to Exhibit 4.1 to the Form 8-K dated October 21, 2005 filed on October 26, 2005 (File No. 000-50216).
(4)	Incorporated by reference to Exhibit 10.79 to the Form 10-Q for the quarter ended September 30, 2010 filed on November 12, 2010 (File No. 000-50216).
(5)	Incorporated by reference to Exhibit 10.53 to the Form 10-K for the year ended December 31, 2011 filed on March 15, 2012 (File No. 000-50216).